Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The
Kraft Heinz Company (Successor) of our report dated March 3, 2016 relating to the financial statements and financial statement schedule which appears in The Kraft Heinz Company’s Annual Report on Form
10-K for the year ended January 3, 2016.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
May 5, 2016